UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 2, 2015

Joe’s Jeans Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18926	11-2928178
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2340 South Eastern Avenue, Commerce, California	90040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  323-837-3700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On July 2, 2015, Joe’s Jeans Inc. (the “Company”) entered into an Employment Agreement with Hamish Sandhu, 52, as Chief Financial Officer of the Company (the “Employment Agreement”).  Mr. Sandhu has been serving as the Company’s Chief Financial Officer since August 2007 under an employment at-will arrangement.

Under the terms of the Employment Agreement, Mr. Sandhu will receive an initial base salary of $325,000, and such amount will be reviewed by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) at least annually, provided that the base salary may not be decreased during Mr. Sandhu’s term of employment. In addition to his base salary, Mr. Sandhu will be eligible to receive an annual discretionary cash and equity bonus of not less than 10% of his base salary, based upon the achievement of financial and other performance criteria as established in advance by the Compensation Committee, and with respect to the 2015 fiscal year, as set forth in the Employment Agreement. The Employment Agreement also provides Mr. Sandhu with certain other benefits, including premiums for health insurance paid on his behalf and for his family, and life and disability insurance policies paid on his behalf.  The Employment Agreement is effective as of July 2, 2015 and has an initial term of one year.  The Employment Agreement automatically renews for additional one year periods if neither the Company nor Mr. Sandhu provide 90 days’ advanced notice of non-renewal prior to the end of the term.

In the event of a termination of Mr. Sandhu’s employment for any reason or no reason, the Company must pay Mr. Sandhu for (i) his accrued but unpaid base salary through the date of termination, (ii) any accrued but unused vacation time, (iii) any unreimbursed expenses, (iv) any bonus amounts that have been earned but have not been paid, (v) any rights under any benefit or equity plan, and (vi) any ongoing rights to indemnification and directors and officers liability insurance.

In addition, in the event of a termination of Mr. Sandhu’s employment by the Company without “cause” (as defined in the Employment Agreement) or in the event that Mr. Sandhu voluntarily terminates his employment for “good reason” (as defined in the Employment Agreement), the Company will also be required (i) to make a severance payment to Mr. Sandhu equal to his annual base salary, payable in equal installments in accordance with the Company’s normal payroll practices, (ii) any bonus amounts that have been earned for the period in which termination occurred, prorated for the partial period, and (iii) pay for the COBRA premiums (to the extent they exceed applicable active employee rates) on the Company’s group medical plan for Mr. Sandhu and his spouse and dependents for the shorter of the first 12 months of such coverage or his period of COBRA eligibility. The Company’s obligation to provide the foregoing severance benefits is subject to Mr. Sandhu’s execution of a settlement agreement and release of the Company and its subsidiaries.

The Employment Agreement also contains exclusivity, non-compete and non-solicitation covenants generally prohibiting Mr. Sandhu from providing services to a competitor during the term of his employment or soliciting employees during the term of his employment and for 12 months following his termination of employment. In addition, the Employment Agreement mandates that Mr. Sandhu’s confidentiality obligations continue even after his termination of employment.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified, in its entirety by, the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 5.03. Financial Statements and Exhibits.

On July 6, 2015, the board of directors of the Company approved and adopted the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), which amend and restate the provisions of the Company’s existing bylaws in their entirety. The Amended and Restated Bylaws provide, among other things, that:

(i)                                     to bring any business before an annual meeting, a stockholder must give the Secretary of the Company written notice no later than the close of business on the 90th day and no earlier than the opening of business on the 120th day before the anniversary of the preceding annual stockholder’s meeting; provided, however, that if the annual meeting is set more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder must be received no earlier than the opening of business on the 120th day before the meeting and no later than the later of the close of business on the 90th day before the meeting or the close of business on the 10th day following public disclosure of the date of the annual meeting. Notwithstanding the previous sentence, for purposes of determining whether a stockholder’s notice shall have been received in a timely manner for the annual meeting of stockholders in 2015, to be timely, a stockholder’s notice must have been received not later than the close of business on August 15, 2015, nor earlier than the opening of business on July 15, 2015. Any stockholder proposal will be deemed to have satisfied the advance notice requirements if the stockholder has notified the Company of their intention to present a proposal at an annual meeting in compliance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and such stockholder’s proposal has been included in the Company’s proxy statement;

(ii)                                any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent in lieu of meeting;

(iii)                             the Company will, to the fullest extent permitted by law, indemnify the Company’s current and former directors and officers against all liability incurred in connection with any threatened, pending or completed proceeding; provided, however, that an eligible director or officer will be indemnified by the Company in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board;

(iv)                              the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for certain actions brought on behalf of or against the Company, unless the Company consents in writing to an alternative forum.

The foregoing summary of certain provisions of the Amended and Restated Bylaws does not purport to be complete and is subject to, and qualified, in its entirety by, the full text of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.2, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Joe’s Jeans Inc., adopted as of July 6, 2015.

10.1	Employment Agreement, dated July 2, 2015, by and between Joe’s Jeans Inc. and Hamish Sandhu.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Joe’s Jeans Inc.

July 8, 2015	By:	/s/ Samuel J. Furrow
Name: Samuel J. Furrow
Title: Interim Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Joe’s Jeans Inc., adopted as of July 6, 2015.

10.1	Employment Agreement, dated July 2, 2015, by and between Joe’s Jeans Inc. and Hamish Sandhu.